Exhibit 21

SUBSIDIARIES OF REGISTRANT

SUBSIDIARIES OF THE REGISTRANT

NAME	JURISDICTION OF ORGANIZATION OR INCORPORATION
SEI Investments Distribution Company	Pennsylvania

SEI Investments Management Corporation	Delaware

SEI, Inc.	Canada (Federal)

SEI Capital Limited	Canada (Federal)

SEI Investments Developments, Inc.	Delaware

SEI Investments Global Funds Services	Delaware

SEI Investments Fund Management	Delaware

SEI Investments Management Corporation Delaware, LLC	Delaware

SEI Trust Company	Pennsylvania

SEI Funds, Inc.	Delaware

SEI Investments, Inc.	Delaware

SEI Global Investments Corporation	Delaware

SEI Investments Canada Company	Canada (Federal)

SEI Advanced Capital Management, Inc.	Delaware

SEI Global Capital Investments, Inc.	Delaware

SEI Investments Global (Cayman), Ltd.	Cayman Islands, B. W. I.

SEI Investments Global, Limited	Ireland

SEI Investments Global Fund Services, Ltd.	Ireland

SEI Investments Argentina, S. A.	Argentina

SEI Global Holdings (Cayman) Inc.	Cayman Islands, B. W. I.

SEI Investments (South Africa) Limited	South Africa

SEI Primus Holding Corporation	Canada

SEI Investments Trustee & Custodial Services (Ireland) Limited	Ireland

SEI Private Trust Company	Pennsylvania

SEI Venture Capital Inc	Delaware

SEI Asset Korea Co., Ltd.	South Korea

SEI Investments Europe Limited	United Kingdom

SEI Investments (France) Company	France

SEI Investments – Unit Trust Management (UK) Ltd.	United Kingdom

SEI Family Office Services, LLC	Delaware

Lartington Limited	Ireland

SEI Investments Management Company II	Delaware

SEI Investments Global (Bermuda) Ltd.	Bermuda

SIMC Holdings, LLC	Delaware

SIMC Subsidiary, LLC	Delaware